UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

Silence Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-39487	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hammersmith Grove
London
United Kingdom	W6 7AP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 20 3457 6900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing three ordinary shares, nominal value £0.05 per share	SLN	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.05 per share*	*	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 12, 2026, Silence Therapeutics plc (the “Company”) issued a press release announcing its financial and business results for the third quarter ended September 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference.

The information in this Item 2.02 of this Current Report on 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILENCE THERAPEUTICS PLC

Date: November 12, 2026	By:	/s/ Iain Ross
	Name:	Iain Ross
	Title:	Interim Principal Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Exhibit 99.1

Silence Therapeutics Highlights Recent Business Achievements and Reports Third Quarter 2026 Financial Results

12 November 2026

LONDON, Silence Therapeutics plc, (Nasdaq: SLN), a global clinical-stage company developing novel siRNA (short interfering RNA) therapies, today reported its financial results for the third quarter ended September 30, 2026, and provided an update on other recent business achievements.

Recent Business Highlights

•

On August 10, 2026, Silence reported positive topline results from its Phase 2 SANRECO trial of divesiran, an investigational siRNA therapy silencing TMPRSS6, in polycythemia vera, supporting a potentially best-in-class profile with once-every-three-month dosing.

•

SANRECO Phase 2 results have been accepted for oral presentation at the upcoming American Society of Hematology (ASH) 2026 Annual Meeting, being held December 12-15, 2026 in New Orleans, LA. You can find the presentation details here.

•

On October 19, 2026, Silence announced (press release) that it has entered into a definitive agreement to be acquired by Merck KGaA, Darmstadt, Germany. The transaction is expected to close in the first quarter of 2027, subject to the satisfaction of customary closing conditions.

Third Quarter 2026 Financial Highlights

•	Cash Position: Cash and cash equivalents were $247.7 million as of September 30, 2026. This includes $201.3 million in gross proceeds from an upsized public offering announced on August 11, 2026.

•

R&D Expenses: Research and development (R&D) expenses were $9.3 million for the three months ended September 30, 2026, compared to $20.5 million for the three months ended September 30, 2025. The $11.2 million decrease is mainly due to the zerlasiran Phase 3 readiness being completed in 2025 as well as reduced personnel costs.

•

G&A Expenses: General and administrative (G&A) expenses were $4.9 million for the three months ended September 30, 2026, compared to $5.8 million for the three months ended September 30, 2025. The $0.9 million decrease is mainly due to an effort to reduce administrative costs.

•

Net Loss: Net loss was $12.4 million, or $0.08 basic and diluted net loss per share for the three months ended September 30, 2026, compared to a net loss of $21.0 million, or $0.15 basic and diluted net loss per share for the three months ended September 30, 2025.

•	Total outstanding shares were 186,609,073 ordinary shares (including shares in the form of American Depositary Shares) as of September 30, 2026.

About Silence Therapeutics

Silence Therapeutics is a global clinical-stage biotechnology company committed to transforming people’s lives by silencing diseases through precision engineered medicines created with proprietary siRNA (short interfering RNA) technology. Silence leverages its mRNAi GOLD™ platform to create innovative siRNA therapies designed to precisely target and silence genes that cause disease. The Company is advancing a growing pipeline of siRNA product candidates targeting areas of high unmet need across rare and common diseases where treatments are limited or inadequate. For more information, please visit https://www.silence-therapeutics.com/.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition of Silence by Merck KGaA, Darmstadt, Germany pursuant to the transaction agreement. In connection with the proposed transaction, Silence intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). Silence may also file other relevant documents with the SEC regarding the proposed transaction. The definitive proxy statement (if and when available) (the “Proxy Statement”) will be mailed to shareholders of Silence. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF THE SCHEME OF ARRANGEMENT OF SILENCE, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and securityholders will be able to obtain free copies of the Proxy Statement (if and when available) and other documents containing important information about Silence and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Silence will be available free of charge on the investor relations section of Silence’s website (https://www.silence-therapeutics.com/).

Participants in the Solicitation

Silence and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Silence’s securityholders in connection with the proposed transaction. Information about Silence’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Non-Executive Director Remuneration” contained in Silence’s proxy statement on Schedule 14A for its 2026 Annual General Meeting filed with the SEC on April 29, 2026. To the extent holdings of Silence’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Silence securityholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. These filings, when available, may be obtained free of charge on the investor relations section of Silence’s website (https://www.silence-therapeutics.com/) or on the SEC’s website (https://www.sec.gov).

No Offer or Solicitation

This press release is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws regarding the Company, including, but not limited to, statements related to the proposed acquisition of the Company by Merck KGaA, Darmstadt, Germany and the anticipated timing, results and benefits thereof, the potential therapeutic benefits of and future plans for Divesiran; and other statements that are not historical facts. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: (i) Merck KGaA, Darmstadt, Germany’s and the Company’s ability to complete the transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the acquisition; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction and the possibility that competing acquisition proposals will be made; (iii) risks related to diverting the attention of the Company’s management from ongoing business operations; (iv) significant transaction costs and/or unknown or inestimable liabilities; (v) the risk of shareholder or other litigation in connection with the proposed transaction, including resulting expense or delay; (vi) pharmaceutical product development and the uncertainty of clinical success; (vii) the regulatory approval process, including the risks that the Company may be unable to submit anticipated regulatory filings on the timeframe anticipated, or at all, or that the Company may be unable to obtain regulatory approvals of any of its product candidates in a timely manner or at all; (viii) disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; (ix) costs and expenses related to the proposed acquisition; (x) effects relating to the announcement of the acquisition or any further announcements or the consummation of the acquisition on the market price of the Company’s American Depositary Shares or ordinary shares; (xi) regulatory initiatives and changes in tax laws; (xii) market volatility; and (xiii) other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, and other filings made by the Company from time to time with the SEC. The forward-looking statements included in this press release are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Inquiries:

Silence Therapeutics plc

Gem Hopkins, VP, Head of IR and Corporate Communications

Tel: +1 (646) 637-3208

ir@silence-therapeutics.com

Silence Therapeutics plc

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

		Three months ended September 30,		Nine months ended September 30,
	Note	2026	2025	2026	2025
Revenue	3	$—	$159	$422	$525
Cost of sales		—	(64)	(11)	(203)

Gross profit		—	95	411	322
Research and development costs		(9,304)	(20,544)	(27,574)	(59,004)
General and administrative expenses		(4,920)	(5,795)	(16,663)	(18,610)
Restructuring charges		—	—	—	(1,324)

Operating loss		(14,224)	(26,244)	(43,826)	(78,616)
Foreign currency gain/(loss), net		21	1,934	(310)	(8,448)
Other income, net		1,080	770	2,320	2,600
Benefit from R&D credit	8	697	2,583	2,166	7,633

Loss before income tax expense		(12,426)	(20,957)	(39,650)	(76,831)

Income tax expense		—	(1)	(1)	(11)

Net Loss		$(12,426)	$(20,958)	$(39,651)	$(76,842)

Loss per share (basic and diluted)	5	$(0.08)	$(0.15)	$(0.26)	$(0.54)

Weighted average shares outstanding (basic and diluted)		165,600,827	141,701,848	149,758,595	141,692,294

Silence Therapeutics plc

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	Note	September 30, 2026	December 31, 2025
Current assets
Cash and cash equivalents		$247,659	$11,277
Short-term investments		—	73,837
R&D benefit receivable	8	9,973	22,007
Other current assets		11,944	11,537

Total current assets		269,576	118,658
Property, plant and equipment		1,222	1,581
Operating lease right-of-use assets		92	167
Goodwill	6	10,254	10,621
Other intangible assets		227	288
Other long-term assets		127	127

Total assets		$281,498	$131,442

Current liabilities
Contract liabilities	7	$—	$(168)
Trade and other payables		(11,172)	(13,356)
Operating lease liabilities, current		(87)	(89)

Total current liabilities		(11,259)	(13,613)
Contract liabilities	7	(55,218)	(55,454)
Operating lease liabilities		—	(71)

Total liabilities		$(66,477)	$(69,138)

Commitments and contingencies (Note 11)
Shareholders’ equity
Ordinary shares - par value £0.05 per share; 186,609,073 shares issued at September 30, 2026 (December 31, 2025: 141,701,848)	9	(13,329)	(10,290)
Additional paid-in capital		(807,057)	(617,562)
Accumulated deficit		601,890	562,572
Accumulated other comprehensive loss		3,475	2,976

Total shareholders’ equity		(215,021)	(62,304)

Total liabilities and shareholders’ equity		$(281,498)	$(131,442)